UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: March 1, 2013

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-32647	76-0362774
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on August 17, 2012, ATP Oil & Gas Corporation (“ATP”) filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Court”). ATP’s Chapter 11 case is being administered under the caption In re: ATP Oil & Gas Corporation (Case No. 12-36187).

On March 1, 2013, the Court entered a final order (the “Order”) that imposes restrictions on the acquisition of ATP Equity Securities by shareholders that are or become or anticipate becoming Substantial Shareholders and on the sale of ATP Equity Securities by Identified Substantial Shareholders. “Substantial Shareholders” and “Identified Substantial Shareholders” are described below. “ATP Equity Securities” is defined in the Order as all equity securities of ATP, including (i) stock and (ii) all options to acquire stock described in Treasury Regulation Section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable, which are referred to here as “Options.” Pursuant to the Order, claimholders and potential purchasers of claims against ATP are deemed to be notified that claimholders that acquire claims against ATP after August 17, 2012 (the “Record Date”) may be required to sell-down any claims purchased after such date if such claims would entitle the claimholder to receive more than 4.5% of the stock of ATP following its reorganization. A copy of the Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Order was sought by ATP in an effort to preserve its consolidated net operating loss carryovers (“NOLs”), which are available to offset ATP’s future taxable income, if any, and reduce ATP’s federal income tax liability. The benefit of the NOLs may be substantially reduced if ATP undergoes an “ownership change” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, there is an ownership change if, at any time, one or more 5% shareholders (or persons or entities holding less than 5% but who are deemed under treasury regulations to be 5% shareholders) have aggregate increases in their ownership in a corporation of more than 50 percentage points when considered over the prior three-year period. Once all or part of a NOL is disallowed under the Code on account of an “ownership change,” such NOL’s use is permanently limited.

The Order provides ATP with a mechanism to monitor the transfers of ATP Equity Securities and the ability to obtain substantive relief from the Court to protect the NOLs from the possible loss due to an “ownership change” and sets forth several notification requirements. Any transfer of ATP Equity Securities in violation of the Order is void.

Pursuant to the Order, all registered holders of ATP Equity Securities are required to serve a notice of the Order on any holder for whose account such registered holder holds such ATP Equity Securities in excess of 1 million shares of stock and so forth down the chain of ownership for all such holders of ATP Equity Securities in excess of such amounts.

Pursuant to the Order, any person or entity, or broker or agent acting on such person’s or entity’s behalf, who sells 554,500 shares or more of ATP common stock to another person or entity shall be required to serve a notice of the Order on such purchaser of such ATP Equity Securities or any broker or agent acting on such purchaser’s behalf.

The trading restrictions established by the Order apply to “Substantial Shareholders.” A “Substantial Shareholder” is any person or entity that has beneficial ownership of (i) ATP common stock, an Option or Options thereto, or any combination thereof totaling at least 2,495,000 shares, (ii) ATP series A preferred stock, an Option or Options thereto, or any combination thereof totaling 35,285 shares, or (iii) ATP series B preferred stock, an Option or Options thereto, or any combination thereof totaling 75,971 shares.

Pursuant to the Order, any person or entity who is or becomes a Substantial Shareholder must file with the Court, and serve upon ATP’s counsel and counsel for the Official Committee of Unsecured Creditors of ATP (the “Committee”) a declaration of such status, substantially in the form specified by the Order on or before the later of (i) 30 days after the receipt of a notice of the Order or (ii) 10 days after becoming a Substantial Shareholder. Each Substantial Shareholder that (i) sells, transfers or otherwise disposes of any ATP Equity Securities of which it had beneficial ownership (for purposes of the Order, beneficial ownership is determined in accordance with Section 382 of the Code) or (ii) acquires beneficial ownership of any ATP Equity Securities, must within 10 days of such sale, transfer, disposition or acquisition provide notice of such sale, transfer, disposition or acquisition of beneficial ownership by serving upon ATP’s counsel and the Committee’s counsel a revised declaration of status as a Substantial Shareholder. Filing of a declaration of status as a Substantial Shareholder will not be construed as an admission by the filing person or entity that it holds an equity interest in ATP instead of a claim against ATP’s estate and will not prejudice the rights of such filing person or entity to assert a claim against ATP’s estate.

Prior to effectuating any transfer of any ATP Equity Security that would result in an increase in the amount of ATP Equity Securities of which a Substantial Shareholder has beneficial ownership or would result in a person or entity becoming a Substantial Shareholder, such Substantial Shareholder or other person or entity must file with the Court, and serve upon ATP’s counsel and the Committee’s counsel, an advance written declaration of the intended transfer of ATP Equity Securities in the form specified by the Order.

Prior to effectuating any transfer of ATP Equity Securities that would result in a decrease in the amount of ATP Equity Securities of which an “Identified Substantial Shareholder” (defined in the Order to include T. Paul Bulmahn and Taylor International Fund, Ltd.) has beneficial ownership or would result in an Identified Substantial Shareholder ceasing to be a Substantial Shareholder, the Identified Substantial Shareholder must file with the Court, and serve upon ATP’s counsel and the Committee’s counsel, an advance written declaration of the intended transfer of ATP Equity Securities in the form specified by the Order.

ATP shall have 10 business days after receipt of a declaration of intended transfer to file with the Court and serve on such Substantial Shareholder or other person or entity an objection to any proposed transfer of ATP Equity Securities described in the declaration of intended transfer on the grounds that such transfer might adversely affect ATP’s ability to utilize its tax attributes. If ATP files an objection, such transaction would not be effective unless ATP withdraws its objection or such transaction is approved by a final order of the Court that becomes nonappealable. If ATP does not object within such 10-day period, such transaction may proceed solely as set forth in the declaration of intended transfer.

Pursuant to the Order, claimholders and potential purchasers of claims against ATP are deemed notified that, if the Court ultimately approves a sell-down order, claimholders that acquire claims after the Record Date, August 17, 2012 in an amount that would entitle them to receive more than 4.5% of the stock of the reorganized ATP may be subject to a required sell-down of any claims purchased after such date.

The foregoing is intended to provide a brief description of the Order but is not a complete description and is qualified in its entirety by reference to the full text of the Order, which is attached hereto as Exhibit 99.1.

Documents filed in connection with ATP’s Chapter 11 reorganization (other than documents filed under seal or otherwise subject to confidentiality protections) are accessible at the Bankruptcy Court’s website, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856, or via a website maintained by ATP’s claims and noticing agent, KCC, www.kccllc.net/atpog. Additional information may also be found at ATP’s website at www.atpog.com. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Description

99.1	Final Order (1) Establishing Procedures for the Purchase, Acquisition or Other Accumulation of Equity Securities; (2) Establishing Procedures for the Sale, Trading or Other Transfer of Equity Securities; (3) Establishing an Effective Date for Notice and Sell-Down Procedures for Transfers of Claims Against the Debtor’s Estate; and (4) Granting Related Relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: March 8, 2013	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Description

99.1	Final Order (1) Establishing Procedures for the Purchase, Acquisition or Other Accumulation of Equity Securities; (2) Establishing Procedures for the Sale, Trading or Other Transfer of Equity Securities; (3) Establishing an Effective Date for Notice and Sell-Down Procedures for Transfers of Claims Against the Debtor’s Estate; and (4) Granting Related Relief.